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                                                                   EXHIBIT 11


                          ROBOTIC VISION SYSTEMS, INC.

                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE AMOUNTS

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
                                                                                 NINE MONTHS ENDED
                                                                          ----------------------------
                                                                          JUNE 30, 1997  JUNE 30, 1996
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Net income.............................................................   $   4,777,000   $ 11,472,000
                                                                          -------------  -------------
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Weighted average number of common shares...............................      20,849,000     19,993,000
Assumed number of shares issued from common equivalents................         821,000      1,626,000
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Weighted average number of common and common equivalent shares.........      21,670,000     21,619,000
                                                                          -------------  -------------
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Net income per share...................................................   $        0.22  $        0.53
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                                                                                THREE MONTHS ENDED
                                                                         -----------------------------
                                                                         JUNE 30, 1997   JUNE 30, 1996
                                                                         --------------  -------------
Net income.............................................................  $    1,708,000  $   2,857,000
                                                                         --------------  -------------
                                                                         --------------  -------------

Weighted average number of common shares...............................      20,930,000     20,456,000
Assumed number of shares issued from common equivalents................         648,000      1,191,000
                                                                         --------------  -------------
Weighted average number of common and common equivalent shares.........      21,578,000     21,647,000
                                                                         --------------  -------------
                                                                         --------------  -------------

Net income per share...................................................  $        0.08   $        0.13
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